UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2013

Vistaprint N.V.

(Exact Name of Registrant as Specified in Charter)

The Netherlands	000-51539	98-0417483
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Hudsonweg 8 Venlo The Netherlands	5928 LW
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 31 77 850 7700

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 8, 2013, Vistaprint N.V. (“we,” “us” or “Vistaprint”) entered into an Amendment and Restatement Agreement among Vistaprint and four of its subsidiaries, Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., and Vistaprint USA, Incorporated, as borrowers (collectively, the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”) (the “Restatement Agreement”), which amends and restates the senior Credit Agreement dated as of October 21, 2011, as amended, among the Borrowers, the Lenders, and the Administrative Agent (as amended and restated, the “Restated Credit Agreement”).

The Restated Credit Agreement consists of a secured credit facility with Lenders’ commitments to lend to the Borrowers an aggregate of $500 million as follows:

•	Revolving loans of $35 million with a maturity date of October 21, 2016,

•	Revolving loans of $365 million with a maturity date of February 8, 2018, and

•	Term loans of $100 million made on February 8, 2013, amortizing over the loan period, but with a final maturity date of February 8, 2018.

Up to $50 million in borrowings under the Restated Credit Agreement may be made in Euro, Swiss Francs and such other non-United States Dollar currencies as the Administrative Agent and Lenders may agree. The Restated Credit Agreement also contains letter of credit and swingline loan sublimits of $25 million each. We may from time to time, so long as no default or event of default has occurred and is continuing, increase the loan commitments under the Restated Credit Agreement by up to $200 million by adding new commitments or increasing the commitment of willing Lenders.

The credit facility under the Restated Credit Agreement is available for working capital, capital expenditures and other lawful general corporate purposes, including share repurchases and mergers and acquisitions.

Under the terms of the Restated Credit Agreement, LIBOR borrowings bear interest at a variable rate of interest based on LIBOR plus 1.25% to 2.00% depending on our leverage ratio, which is the ratio of our consolidated total indebtedness to our consolidated earnings before interest, taxes, depreciation and amortization (EBITDA). We must also pay a commitment fee on unused balances of 0.175% to 0.350% depending on our leverage ratio.

The Restated Credit Agreement contains financial and other covenants, including but not limited to (1) limitations on our incurrence of additional indebtedness and liens, the consummation of certain fundamental organizational changes or intercompany activities, investments and restricted payments including the purchases of our ordinary shares or payments of dividends, and the amount of consolidated capital expenditures that we may make in each of our fiscal years ending June 30, 2013 through 2018, and (2) financial covenants calculated on a trailing twelve month basis that:

•

our consolidated leverage ratio will not exceed (i) 3.50 times our consolidated EBITDA during December 31, 2012 through December 31, 2013; (ii) 3.25 times our consolidated EBITDA during March 31, 2014 through December 31, 2014; and 3.00 times our consolidated EBITDA after March 31, 2015; and

•	our interest coverage ratio, which is the ratio of our consolidated EBITDA to our consolidated interest expense, will be at least 3.0.

Borrowings under the Restated Credit Agreement will be secured by security interests in the right, title, and interest of the Borrowers and our subsidiaries guarantying the Borrowers’ obligations under the Restated Credit Agreement in all assets as agreed by Vistaprint and the Administrative Agent. On February 8, 2013, each of Vistaprint USA, Incorporated, as a Borrower, and Webs, Inc., a subsidiary of Vistaprint and guarantor, entered into a Pledge and Security Agreement with the Administrative Agent granting a security interest in each such Borrower’s and guarantor’s right, title, and interest in all of its assets, whether now owned or thereafter acquired (the “Security Agreement”). Under the Restated Credit Agreement, all other Borrowers and guarantors have agreed to enter into similar pledge and security agreements post-closing.

The Restated Credit Agreement also contains customary representations, warranties and events of default.

The Restated Credit Agreement appears as an exhibit to the Restatement Agreement filed as Exhibit 10.1 to this report, and the Security Agreement appears as Exhibit 10.2 to this report. The above description of the Restated Credit Agreement and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Restated Credit Agreement and Security Agreement, which is incorporated herein by reference.

Item 8.01.	Other Events

On February 6, 2013, in order to provide us with flexibility to repurchase our ordinary shares at times when our management believes it may be beneficial for our business, our Supervisory Board authorized the repurchase of up to 6,800,000 of our issued and outstanding ordinary shares on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the U.S. Securities Exchange Act of 1934), through privately negotiated transactions, or in one or more self tender offers. The Supervisory Board’s share repurchase authorization expires on May 8, 2014, and we may suspend or discontinue the repurchase program at any time.

The Supervisory Board’s authorization does not necessarily mean that we will repurchase the full number of shares over the term of the repurchase program; we may choose to repurchase fewer than all of the authorized shares or none at all. Our management will determine the timing and amount of shares repurchased, if any, based on its evaluation of many factors, including but not limited to our share price relative to our anticipated future cash flows, our ability to use operating cash flow and/or debt to repurchase the shares while staying within our debt covenants, the amount of cash and/or debt capacity we have for other uses including general operating purposes, general shareholder concentration, and liquidity concerns, as well as the purchase parameters set by our shareholders and the Supervisory Board. Any repurchased shares will be available for use in connection with our equity compensation plans and corporate acquisitions, and we expect to fund the repurchase program by using our working capital or by drawing on the credit facility described above or other forms of debt financing.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

See the Exhibit Index attached to this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 13, 2013	VISTAPRINT N.V.

	By:	/s/ Michael C. Greiner
Michael C. Greiner
Chief Accounting Officer

Exhibit Index

Exhibit No.	Description

10.1	Amendment and Restatement Agreement dated as of February 8, 2013 among Vistaprint N.V., Vistaprint Limited, Vistaprint Schweiz GmbH, Vistaprint B.V., and Vistaprint USA, Incorporated, as borrowers (the “Borrowers”); the lenders named therein as lenders (the “Lenders”); and JPMorgan Chase Bank N.A., as administrative agent for the Lenders (the “Administrative Agent”), which amends and restates the senior Credit Agreement dated as of October 21, 2011, as amended, among the Borrowers, the Lenders, and the Administrative Agent

10.2	Form of Pledge and Security Agreement dated as of February 8, 2013 between each of Vistaprint USA, Incorporated and Webs, Inc. and the Administrative Agent